UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  July 14, 2006

ITC HOLDINGS CORP.
(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

29500 Orchard Hill Place, Suite 200
Novi, Michigan	48375
(Address of Principal Executive Offices)	(Zip Code)

(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

In a Current Report on Form 8-K filed on May 26, 2006, ITC Holdings Corp. (the “Company”) announced that on May 17, 2006, the Midwest Independent Transmission System Operator, Inc. and the Company’s subsidiary International Transmission Company (“ITCTransmission”) jointly filed revised tariff sheets with the Federal Energy Regulatory Commission (the “FERC”) to adjust the implementation of ITCTransmission’s Attachment O formula rate.  In an order dated July 14, 2006, the FERC approved the proposed adjustment, which will allow ITCTransmission to recover its expenses and investments in transmission property, plant and equipment on a current rather than on a lagging basis.  As a result of the FERC order, ITCTransmission will be allowed to collect revenues based on current investments.  The FERC order authorized ITCTransmission to use a forward-looking test period in the fall of each year for rates commencing January 1 of the next year through December 31 of that same year.  The FERC also approved a true-up mechanism to correct for any differences between the forecast rate and what the actual rate should have been based on actual costs.  The FERC order was issued under FERC Docket No. ER06-1006 and can be accessed at the FERC’s website at http://www.ferc.gov.

On July 18, 2006, the Company issued a press release announcing the July 14, 2006 FERC order described above.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c)    Exhibits.

99.1    Press release dated July 18, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

	By:	/s/ Daniel J. Oginsky
		Name:	Daniel J. Oginsky
		Title:	Vice President, General Counsel and Secretary

July 18, 2006